Exhibit 5.1

	ATTORNEYS AT LAW	Broomfield, CO 720 566-4000
	One Maritime Plaza	Palo Alto, CA
	20th Floor	650 843-5000
	San Francisco, CA	Reston, VA
	94111-3580	703 456-8000
	Main 415 693-2000	San Diego, CA
	Fax 415 951-3699	858 550-6000

June 13, 2005	www.cooley.com

SAMUEL M. LIVERMORE
URS Corporation	(415) 693-2113
600 Montgomery Street, 26th Floor	slivermore@cooley.com
San Francisco, CA 94111-2728

Ladies and Gentleman:

You have requested our opinion with respect to certain matters in connection with the sale by URS Corporation, a Delaware corporation (the “Company”), of 363,672 shares of the Company’s common stock, $0.01 par value (the “Shares”), pursuant to a Registration Statement on Form S-3 and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company’s Amended and Restated Certificate of Incorporation and By-Laws, as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the related Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:	/s/ Samuel M. Livermore
Samuel M. Livermore